UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 16, 2012

Unigene Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey		07005
(Address of principal executive offices)		(Zip Code)

(973) 265-1100

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

On March 16, 2012, Tarsa Therapeutics, Inc. (“Tarsa”) announced the closing of a Series B Preferred Stock financing. Prior to such closing, Unigene Laboratories, Inc. (the “Company”) owned 9,215,000 shares of Tarsa's common stock, three convertible promissory notes in the aggregate principal amount of $3,469,714, and warrants to purchase Tarsa's Series A Preferred Stock. At the time of the closing of the Series B Preferred Stock financing, the convertible promissory notes, including all principal and accrued interest, were converted into 3,662,305 shares of Tarsa's Series A Preferred Stock.  The Company did not acquire any of Tarsa's Series B Preferred Stock in the financing.  As a result, following the closing of Tarsa's Series B Preferred Stock financing, the Company owned approximately 16% of the outstanding capital stock of Tarsa, on a fully-diluted basis.  The Company's ownership position in Tarsa is subject to potential future dilution, including dilution as a result of a potential second Series B closing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

	By:	/s/ Gregory T. Mayes
Gregory T. Mayes, Chief Business Officer

Date: March 16, 2012